Exhibit 99.1

NEWS RELEASE

Contacts:	William A. Owen	Angie Yang/Evan Pondel
	Chief Financial Officer	PondelWilkinson Inc.
	951.699.4749	310.279.5980
		investor@pondel.com

OUTDOOR CHANNEL HOLDINGS RECEIVES NASDAQ STAFF DETERMINATION LETTER

Temecula, California – November 16, 2007 – Outdoor Channel Holdings, Inc. (Nasdaq: OUTD) today announced that on November 14, 2007, it received a Nasdaq Staff Determination letter stating that the company is not in compliance with the requirements for continued listing as set forth in Nasdaq Marketplace Rule 4310(c)(14) because it has not timely filed its Quarterly Report on Form 10-Q for the period ended September 30, 2007.

Accordingly, the Nasdaq Staff Determination letter indicated that the company’s securities are subject to a suspension in trading on November 26, 2007 and delisting from The Nasdaq Stock Market unless Outdoor Channel Holdings requests a hearing before a Nasdaq Listing Qualifications Panel (Panel). The company intends to timely request a hearing to review the staff’s determination which will automatically stay the delisting and allow the company’s common stock to continue trading on Nasdaq under its symbol, OUTD, pending the hearing and a decision by the Panel. There can be no assurance that the Panel will grant the company’s request for continued listing as a result of the hearing.

As previously announced, in connection with a review of the company’s financial statements with its newly engaged independent registered public accounting firm, Ernst & Young, authorized officers of Outdoor Channel Holdings concluded that a correction is needed in the amortization period for the recognition of non-cash, share-based compensation costs previously expensed in the first two quarters of 2007 relating to performance units granted in the fourth quarter of 2006. As a result, compensation expense related to these performance units will be adjusted from $1,653,000 in each of the first two quarters of 2007 to $2,995,000 in the first quarter and to $2,002,000 in the second quarter of 2007. While the adjustments will materially impact the company’s financial statements for the first and second quarters of 2007, the overall compensation expense related to these performance units is expected to remain at $6.6 million for the full year ending December 31, 2007. The company expects to make these corrections and file restatements of its consolidated financial statements in its quarterly report on Form 10-Q for the quarters ended March 31 and June 30, 2007 with the Securities and Exchange Commission as soon as possible pending the full review of its previously filed financial statements, including the related adjustments to tax provisioning. Based on the outcome of this review, additional adjustments to the company’s financial statements may be required. Because of the additional time required to complete the necessary reviews and adjustments, the company is not able to timely file its quarterly report for the three-month period ended September 30, 2007.

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About Outdoor Channel Holdings, Inc.

Outdoor Channel Holdings, Inc. owns and operates Outdoor Channel, America’s leader in outdoor TV. The national network offers programming that captures the excitement of hunting, fishing, Western lifestyle, off-road motorsports, adventure and other outdoor lifestyles. Outdoor Channel can be viewed on multiple platforms including high definition, video-on-demand, as well as on a dynamic new broadband web site (www.outdoorchannel.tv). For more information about the company or Outdoor Channel, please visit www.outdoorchannel.com.

Nielsen Media Research Universe Estimates for The Outdoor Channel

Nielsen Media Research is the leading provider of television audience measurement and advertising information services worldwide. Nielsen estimated that Outdoor Channel had approximately 31.0 million cable and satellite subscribers as of November 2007. Please note that this estimate regarding Outdoor Channel’s subscriber base is made by Nielsen Media Research and is theirs alone and does not represent opinions, forecasts or predictions of Outdoor Channel Holdings, Inc. or its management. Outdoor Channel Holdings, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information.

Safe Harbor Statement

Statements in this news release that are not historical are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, including statements, without limitation, about our expectations, beliefs, intentions, strategies regarding the future long-term value of the company resulting from the company’s current actions or strategic initiatives and the future anticipated growth of subscribers, statements regarding the restatement and related audit of the company’s financial statements for prior periods and the timing and impact thereof and the anticipated impact of the accounting errors related to the amortization period for recognizing compensation expense on the company’s results of operations and financial condition. The company’s actual results could differ materially from those discussed in any forward-looking statements. The company intends that such forward-looking statements be subject to the safe-harbor provisions contained in those sections. Such statements involve significant risks and uncertainties and are qualified by important factors that could cause actual results to differ materially from those reflected by the forward-looking statements. Such factors include but are not limited to: (1) the company’s ability to grow the subscriber base of Outdoor Channel; (2) a decrease in operating results from offering launch support fees and other incentives to grow the subscriber base; (3) the triggering of a “most favored nations” clause with service providers from offering launch support fees and other incentives; (4) a decline in the number of viewers from having Outdoor Channel placed in unpopular cable or satellite packages, or increases in subscription fees, established by the service providers; (5) service providers discontinuing or refraining from carrying Outdoor Channel; and other factors which are discussed in the company’s filings with the Securities and Exchange Commission. For these forward-looking statements, the company claims the protection of the safe harbor for forward-looking statements in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

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